Exhibit 23.2
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-5570-LA and No. 333-43899 on Form S-3 and Form S-8, respectively, and in Amendment No. 1 to Registration Statement No. 333-50385 on Form S-3 of our report dated March 27, 1998 appearing in the Annual Report on Form 10-KSB/A of Bristol Retail Solutions, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
----------------------------------------------
Costa Mesa, California
June 10, 1998